UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MEREDITH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 8, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B common stock of Meredith Corporation (hereinafter called the “Company”) will be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 8, 2004, at 10:00 A.M., local time, for the following purposes:

(1)	To elect four Class III directors for terms expiring in 2007.
(2)	To consider and act upon a proposal of the Board of Directors to approve the Meredith Corporation 2004 Stock Incentive Plan.
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

        By resolution of the Board of Directors, only holders of record of the Company’s common stock and class B common stock at the close of business on September 9, 2004, are entitled to notice of and to vote at the meeting or at any adjournment thereof.

By Order of the Board of Directors,

JOHN S. ZIESER
Vice President – Corporate Development,
General Counsel and Secretary

Des Moines, Iowa
September 27, 2004

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR, IF YOU PREFER, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY TELEPHONE OR VIA THE INTERNET. YOU MAY ACCESS THE COMPANY’S WEB SITE AT WWW.MEREDITH.COM TO VIEW THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ONLINE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

PROXY STATEMENT
Annual Meeting of Shareholders
November 8, 2004

INTRODUCTION

        This Proxy Statement, along with the Company’s Annual Report to Shareholders, is being sent to shareholders on or about September 27, 2004, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the “Company”). The proxies are to be used in voting at the Annual Meeting of holders of common stock and class B common stock of the Company to be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 8, 2004, at 10:00 A.M., local time, and at any adjournment thereof.

        You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the meeting so we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the Annual Meeting in person, you may vote at the meeting and your earlier proxy will not be counted.

        YOU MAY VOTE BY SIGNING AND COMPLETING THE ENCLOSED PROXY CARD(S) AND RETURNING IT (THEM) IN THE ENCLOSED ENVELOPE.

        Instead of submitting your vote by mail using the enclosed proxy card, you may be able to vote on the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending on whether you hold your shares:

•	as the registered shareholder, also known as the “shareholder” or “holder” of record (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession); or
•	as the “beneficial owner,” also known as holding the shares in “street name” (that is, if your shares are held for you by your bank, broker, or other holder of record).

        If you are the registered shareholder, you may vote by telephone or via the Internet by following the instructions on your proxy card.

        If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you. Most brokers and banks offer voting by telephone and via the Internet, as well as by mail.

        If you vote via the Internet you may incur costs such as usage charges from Internet access providers and telephone companies. You will be responsible for these costs.

        All proxies, if properly voted and received in time for voting, will be voted in accordance with the directions of the shareholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holders FOR the election as directors of the nominees hereinafter named; FOR the approval of the Meredith Corporation 2004 Stock Incentive Plan as proposed by the Board of Directors and attached to this Proxy Statement; and, in their discretion, upon such matters not presently known or determined that may properly come before the meeting.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy, should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

        The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the notice, proxy, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by use of the mail, through brokers and banking institutions, and by directors, officers, or regular employees of the Company. In addition to solicitation by use of the mail, certain directors, officers, or regular employees of the Company may solicit proxies by telephone, telegraph, Internet, telecopy, or personal contact.

SHARES ENTITLED TO VOTE

        Each holder of record of common stock at the close of business on September 9, 2004, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 9, 2004, there were outstanding and entitled to vote at the Annual Meeting, 40,417,633 shares of common stock of the Company. Each holder of record of class B common stock at the close of business on September 9, 2004, is entitled to ten votes per share so held on all matters to come before the meeting. At the close of business on September 9, 2004, there were outstanding and entitled to vote at the Annual Meeting, 9,646,521 shares of class B common stock of the Company, for a total of 136,882,843 votes.

        The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors, to approve the Meredith Corporation 2004 Stock Incentive Plan, and to approve any other matters that may properly come before the meeting. Abstentions with respect to a particular proposal and broker non-votes will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval. Therefore, an abstention will have the same practical effect as a vote “against” such proposal, while a broker non-vote will have no effect on any proposal.

        The presence, in person or by proxy, of the holders of a majority of shares entitled to vote at the Annual Meeting constitutes a quorum. Shares will be considered part of the quorum if the shareholder has returned a signed and dated proxy card, has registered his or her vote by electronic means, or is present at the Annual Meeting. Abstentions or broker non-votes are counted as “shares present” at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from the shareholder.

        If an individual has signed a proxy card but failed to indicate a vote “for,” “against,” or “withhold authority,” such proxy will be voted FOR the election as directors of the nominees therein named; FOR the approval of the Meredith Corporation 2004 Stock Incentive Plan; and, in their discretion, upon such matters not presently known or determined that may properly come before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        Under regulations of the Securities and Exchange Commission (the “SEC”), persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company’s shares as listed in the table (excluding stock options that are presently exercisable or will become exercisable prior to September 30, 2004), after elimination of such duplication is 16,033,013 shares of common stock (approximately 39% of the outstanding common stock) and 8,638,428 shares of class B common stock (approximately 89% of the outstanding class B common stock).

        Set forth below is information as of July 31, 2004, concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and security ownership by management.

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

(a) Beneficial owners of more than 5%
Katherine C. Meredith (3) (4) (5) c/o Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	1,653,486	123,612	14%	4,471,144	92,412	47%
E. T. Meredith IV (4) (5) c/o Marilyn Dillivan 1716 Locust Street Des Moines, IA 50309-3023	35,992	92,412	6%	1,546,545	692,412	23%
D. Mell Meredith Frazier, Director (4) (5) (6) 1716 Locust Street Des Moines, IA 50309-3023	42,221	92,412	5%	1,467,866	692,412	22%
Anna K. Meredith Endowment Trust (7) 665 Locust Street Des Moines, IA 50304			1%		600,000	6%
AIM Funds Management, Inc. (8) 5140 Yonge Street, Suite 900 Toronto, Ontario, CN M2N 6X7	4,066,000		10%
Franklin Mutual Advisers, LLC (9) 51 John F. Kennedy Parkway Short Hills, NJ 07078	2,611,759		6%
Select Equity Group, Inc.; Select Offshore Advisors, LLC; and George S. Loening (10) 380 Lafayette Street, 6th Floor New York, NY 10003	2,536,290		6%
Citigroup, Inc. (11) 399 Park Avenue New York, NY 10043		2,085,785	5%
Massachusetts Financial Services Company (12) 500 Boylston Street Boston, MA 02116	2,102,860		5%
(b) Directors, not listed above, including nominees, and named executive officers
Herbert M. Baum, Director (13) (14)	60,878		*
Mary Sue Coleman, Director (13) (14)	33,126		*
John H. Griffin, Jr., President- Publishing Group	11,600		*
Frederick B. Henry, Director (4) (13)	70,728	164,208	2%		457,661	**
Joel W. Johnson, Director (13) (14)	49,501		*
William T. Kerr, Director, Chairman and Chief Executive Officer (5) (6) (15) (16)	1,406,531	110,917	4%
Stephen M. Lacy, Director, President and Chief Operating Officer (5) (6) (15) (16)	240,289	2,600	*
Robert E. Lee, Director (13) (14)	51,884		*	2,800		*
David J. Londoner, Director (5) (14)	33,921	5,000	*
Philip A. Marineau, Director (13) (14)	32,311		*

	Common Stock Owned			Class B Common Stock Owned (1)

Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class

Kevin P. O’Brien, President- Broadcasting Group (6) (15)	137,649		*
Charles D. Peebler, Jr., Director (13) (14)	4,870		*
Nicholas L. Reding, Director (13) (14)	67,639		*
John S. Zieser, Vice President- Corporate Development, General Counsel & Secretary (5) (6) (15) (16) (17)	119,639	1,856	*
(c) All directors and executive officers as a group (4) (5) (6) (13) (14) (15) (16) (17) (18) [16 persons]	2,461,618	376,993	11%	1,470,666	1,150,073	27%

*	Less than 1%
**	4.6%
(1)	Class B common stock is not transferable except to members of the family of the holder and certain other related entities. Class B common stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.
(2)	Shares listed in the table under “Common Stock Owned” do not include shares of common stock deemed to be owned by the shareholder as a result of the shareholder’s ownership of class B common stock which is convertible, share for share, into common stock. However, the calculation of “% of Class” includes such shares deemed to be owned. If such shares were not included in the calculations, the common stock ownership percentages would be: Ms. Katherine C. Meredith, 4%; Mr. E. T. Meredith IV, less than 1%; Ms. D. Mell Meredith Frazier, less than 1%; the Anna K. Meredith Endowment Trust, 0%; Mr. Frederick B. Henry, less than 1%; the other individuals’ ownership percentages would be unchanged; and the ownership percentage in (c) All directors and executive officers as a group would be 7%.
(3)	Includes 1,653,486 shares of common stock held in the Meredith Investments, Limited Partnership (“MILP”). MILP has entered into a prepaid variable equity forward contract relating to an aggregate of 1,000,000 shares of common stock, with a maturity date of July 7, 2008, at which time MILP will be required to deliver up to 1,000,000 shares under the contract terms. MILP has pledged 1,000,000 shares of common stock to secure its obligations under this contract. Also includes 30,000 vested options for common stock and 1,200 shares of common stock held in the Estate of Edwin T. Meredith III.
(4)	Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named shareholder of beneficial ownership of these shares for any other purpose.
(5)	Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals and/or shares owned by family partnerships.
(6)	Includes shares held by Principal Life Insurance Company, as trustee under the Meredith Savings and Investment Plan for the benefit of certain participants, which shares are voted by the trustee only at the direction of the individual plan participants.
(7)	This is a charitable trust with five trustees: Bankers Trust Company, D. Mell Meredith Frazier, E. T. Meredith IV, Quentin G. Heisler, Jr., and John D. Bloodgood. The five trustees act by majority vote.
(8)	Information as of February 13, 2004, based on Schedule 13G filed with the SEC.
(9)	Information as of December 31, 2001, based on Schedule 13D filed with the SEC.
(10)	Information as of June 30, 2004, based on Schedule 13G filed with the SEC.
(11)	Information as of December 31, 2003, based on Schedule 13G filed with the SEC.
(12)	Information as of February 12, 2004, based on Schedule 13G filed with the SEC.
(13)	Includes stock equivalent units held by the non-employee directors under the Meredith Corporation Stock Plan for Non-Employee Directors as follows (rounded to the nearest whole number): 10,984 shares for Mr. Robert E. Lee; 9,162 shares for Mr. Joel W. Johnson; 7,527 shares for Mr. Herbert M. Baum; 4,763 shares for Mr. Nicholas L. Reding; 1,670 shares for Mr. Charles D. Peebler, Jr.; 1,504 shares for Mr. Frederick B. Henry; 946 shares for Mr. Philip A. Marineau; and 836 shares for Dr. Mary Sue Coleman; for an aggregate total of 37,392 shares.

(14)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2004, by non-employee directors under the Meredith Corporation Stock Plan for Non-Employee Directors as follows: 40,000 shares each for Messrs. Herbert M. Baum, Robert E. Lee, and Nicholas L. Reding; 36,000 shares for Mr. Joel W. Johnson; 30,000 shares for Dr. Mary Sue Coleman; 24,000 shares for Mr. Philip A. Marineau; 6,000 shares for Mr. David J. Londoner; and 2,000 shares for Mr. Charles D. Peebler, Jr.
(15)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2004, by executive officers under the Company’s 1992 and 1996 Stock Incentive Plans as follows: 1,205,000 shares for Mr. William T. Kerr; 213,400 shares for Mr. Stephen M. Lacy; 113,334 shares for Mr. Kevin P. O’Brien; and 99,167 shares for Mr. John S. Zieser.
(16)	Includes stock equivalent units and restricted stock units held by the executive officers under the Company’s 1996 Stock Incentive Plan as follows (rounded to the nearest whole number): 45,396 shares for Mr. William T. Kerr; 15,381 shares for Mr. Stephen M. Lacy; and 4,669 shares for Mr. John S. Zieser; for an aggregate total of 65,446 shares.
(17)	Includes shares held by Salomon Smith Barney, as trustee under the Meredith Corporation Employee Stock Purchase Plan of 2002 for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants.
(18)	Includes 1,924,068 shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2004, by the directors and executive officers as a group.

ELECTION OF DIRECTORS

        The Company’s Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

        Listed below are the four persons who have been nominated as Class III directors to serve three-year terms to expire in 2007. All of the Class III nominees are currently serving as directors and three of the nominees were previously elected by the shareholders. Mr. Stephen M. Lacy was elected by the Board of Directors on May 11, 2004, to serve until the next Annual Meeting of Shareholders. Should any of these nominees become unable to serve prior to the upcoming Annual Meeting, an event that is not anticipated by the Company, the proxies, except those from shareholders who have given instructions to withhold voting for the following nominees, will be voted for such other person or persons as the Nominating/Governance Committee may nominate. Certain information concerning each of the four nominees for Class III directors and each of the continuing directors is set forth below.

Nominees for Election as Class III Directors –
Terms to Expire in 2007

Nominee	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Mary Sue Coleman	60	1997	President, University of Michigan, August 2002 to present; President, The University of Iowa, 1995 to July 2002. Dr. Coleman is a director of Johnson & Johnson.

Nominee	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

D. Mell Meredith Frazier	48	2000	Chairman of the Board of Directors, Meredith Corporation Foundation (private charitable foundation), September 2003 to present; President, Meredith Corporation Foundation, March 2003 to September 2003; Vice President, Meredith Corporation Foundation, September 1999 to February 2003; Director of Corporate Planning, Meredith Corporation, October 1999 to September 2003; Financial Analyst, Meredith Corporation, July 1995 to October 1999.
Joel W. Johnson	61	1994	Chairman and Chief Executive Officer, Hormel Foods Corporation (producer and marketer of meat and food products), July 2004 to present; Chairman, President, and Chief Executive Officer, 1995 to June 2004. Mr. Johnson is a director of Hormel Foods Corporation; Ecolab Inc.; and US Bancorp.
Stephen M. Lacy	50	2004	President and Chief Operating Officer, Meredith Corporation, July 1, 2004, to present; President-Publishing Group, November 2000 to June 2004; President-Integrated and Interactive Marketing Group, March 2000 to November 2000; Vice President-Chief Financial Officer, February 1998 to March 2000.
Directors Continuing in Office as Class II Directors – Terms to Expire in 2006
Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Herbert M. Baum	67	1994	Vice Chairman, President, and Chief Executive Officer, The Dial Corporation (manufacturer and marketer of consumer products), April 2004 to present; Chairman, President, and Chief Executive Officer, 2000 to April 2004; President and Chief Operating Officer, HASBRO, Inc. (toy manufacturer), 1999 to 2000. Mr. Baum is a director of Action Performance Companies, Inc.; America West Holdings Corporation; and PepsiAmerica, Inc.
Frederick B. Henry	58	1969	President, The Bohen Foundation (private charitable foundation), 1985 to present.
William T. Kerr	63	1994	Chairman and Chief Executive Officer, Meredith Corporation, July 1, 2004, to present; Chairman, President, and Chief Executive Officer, January 1998 to June 2004. Mr. Kerr is a director of Maytag Corporation; Principal Financial Group; and Storage Technology Corporation.

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Nicholas L. Reding	69	1992	Chairman, Nidus Center for Scientific Enterprise (plant science and biotechnology business incubator), 1999 to present; Chairman, The Keystone Center, (nonprofit organization which facilitates dispute resolution based on science leading to public policy), 2001 to June 2004.
Directors Continuing in Office as Class I Directors – Terms to Expire in 2005

Director	Age	Year First Elected as a Director	Principal Occupation, Business Experience, and Other Information

Robert E. Lee	69	1982	President, Glacier Properties, Inc. (private investment firm), 1986 to present; Executive Director, Emeritus, The Denver Foundation (community foundation), 1996 to present; Executive Director, The Denver Foundation, 1989 to 1996; Chairman and CEO, First National Bank of Denver, 1980 to 1989. Mr. Lee is a director of Financial Investors Trust; Financial Investors Insurance Trust; ING North America Insurance Holdings, Inc.; Reaves Utility Income Fund; and Storage Technology Corporation.
David J. Londoner	67	2001	General Partner, The North River Company (family investment partnership), 1995 to present; Managing Director, Manager of Media/Entertainment Research Sector, ABN AMRO, Inc. (investment banking firm), 2000 to 2001; Managing Director, Director of Media/ Entertainment Research Group, Schroder & Co., Inc. (successor to Wertheim & Co. Inc.) (investment banking firm), 1972 to 2000. Mr. Londoner is a director of EMI Group plc.
Philip A. Marineau	57	1998	President and Chief Executive Officer, Levi Strauss & Co. (worldwide brand apparel company), September 1999 to present; President and Chief Operating Officer, Pepsi-Cola North America (worldwide beverage division of Pepsico), December 1997 to September 1999. Mr. Marineau is a director of Levi Strauss & Co.
Charles D. Peebler, Jr.	68	2002	Managing Director, Plum Capital, LLC (media venture capital firm), 1999 to present; Chairman Emeritus, True North Communications, Inc., 1999 to 2001; President, True North Communications, Inc. and CEO, True North Diversified Companies Group, 1997 to 1999. Mr. Peebler is a director of AvalonBay Communities, Inc.; EOS International Inc.; and Valmont Industries, Inc.

CORPORATE GOVERNANCE

        Our Company was founded upon service to our customers and we are committed to building value for our shareholders. Our products and services continue to distinguish themselves on the basis of quality, customer service, and value that can be trusted.  Consistent with these principles, Meredith Corporation strives to uphold the highest standards of ethical conduct, to be a leader in corporate governance, to report results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern Meredith’s businesses.

        Corporate Governance Guidelines.   The Board of Directors has adopted and annually reviews the Company’s Corporate Governance Guidelines, charters for each of the Board committees, Code of Business Conduct and Ethics, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents are posted on the Corporate Governance section of the Meredith Corporation web site, www.meredith.com and are available upon request to the Secretary of the Company.

        Because certain members of the Meredith family, acting as a group, control more than 50% of the voting power of Meredith Corporation, the Company qualifies as a “controlled company” for purposes of the New York Stock Exchange (“NYSE”) listing standards. As such, and in order to permit Ms. Frazier to continue to serve on the Compensation Committee and Nominating/Governance Committee, the Company has elected the exemption available to controlled companies with respect to compliance with the NYSE requirement that all members of such committees be independent. Ms. Frazier may, under the current NYSE listing standards, again be considered independent on September 24, 2006, which is three years following the date Ms. Frazier resigned as an employee of the Company. All other members of these committees are independent.

        The Board of Directors currently consists of 12 members, nine of whom are independent for purposes of the NYSE listing standards. Mr. Stephen M. Lacy was elected to the Board on May 11, 2004, filling the position that had been vacant since the February 2003 death of Mr. E. T. Meredith III. The Board of Directors has determined that each of the following directors has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and, accordingly, is independent: Mr. Herbert M. Baum, Dr. Mary Sue Coleman, Messrs. Frederick B. Henry, Joel W. Johnson, Robert E. Lee, David J. Londoner, Philip A. Marineau, Charles D. Peebler, Jr., and Nicholas L. Reding.

        Director nominees are selected by the Nominating/Governance Committee in accordance with the policies and principles of its charter and the Corporate Governance Guidelines. The Guidelines also provide that non-management directors meet in executive session at least quarterly. Mr. Robert E. Lee, as Chairman of the Nominating/Governance Committee, presides at these executive sessions. Shareholders who wish to communicate with the Board should address their communication to the Board c/o Office of the General Counsel, which will forward the communication to Mr. Lee. Shareholders may deliver such communication by phone at 1-888-567-8100, by e-mail at code.ethics@meredith.com, or by mail to Office of the General Counsel, 1716 Locust Street, Des Moines, Iowa 50309-3023.

        The Guidelines require the Board to have a Nominating/Governance Committee, an Audit Committee, and a Compensation Committee. Each committee has its own charter setting forth the qualifications for membership on the committee and the purposes, goals, and responsibilities of the committee. Each of these committees has the power to hire independent legal, financial, or other advisors as it deems necessary, without consulting or obtaining the approval of any officer of the Company in advance.

        The Board has also adopted a Code of Business Conduct and Ethics, which outlines the principles, policies, and laws that govern the activities of Meredith Corporation and which serves as a tool for professional conduct in the workplace. The Code of Business Conduct and Ethics applies to directors as well as employees.

BOARD COMMITTEES, MEETINGS, and COMPENSATION

Committees of the Board

        Nominating/Governance Committee.  The members of this committee are Messrs. Lee (Chairman), Baum, Henry, Marineau, Ms. Frazier, and Dr. Coleman, all of whom are non-employee directors and all of whom, except Ms. Frazier, for purposes of the NYSE listing standards, are independent. The committee’s purpose is to: (1) assist the Board by identifying individuals qualified to become Board members and recommend to the Board the director nominees for the next Annual Meeting of Shareholders; (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board director nominees for each committee.   The committee will consider shareholder recommendations for directors sent to the Nominating/Governance Committee, c/o Mr. John S. Zieser, Vice President-Corporate Development, General Counsel and Secretary, Meredith Corporation, 1716 Locust

Street, Des Moines, Iowa 50309-3023. Nominees for directorship are considered in accordance with the policies and principles in the Nominating/Governance Committee Charter. The committee is responsible for reviewing with the Board the requisite skills and characteristics of board nominees.  It assesses nominees’ qualifications for independence, as well as other considerations including skills, experience, diversity, and age in the context of the needs of the Board. Our priority is to seek the most qualified and experienced candidate possible.

        Audit Committee.   The members of this committee are Messrs. Marineau (Chairman), Johnson, Londoner, and Peebler, and Dr. Coleman. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards, as well as the Sarbanes-Oxley Act of 2002. Pursuant to the Company’s Audit Committee Charter, each member of the committee, in addition to meeting the “independence” requirement, must be “financially literate” as contemplated under the NYSE rules. Furthermore, the Board of Directors has determined that Messrs. Marineau, Johnson, Londoner, and Peebler each meet the requirements to be named “audit committee financial experts” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee Charter currently in effect is attached to this Proxy Statement as Exhibit A.

        The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. It is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor, also referred to as “registered public accounting firm” and has the “sole authority to appoint or replace the independent auditor.” In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the Board of Directors and the Company’s financial management, internal auditors, and independent registered public accounting firm.

        Compensation Committee.   The members of this committee are Messrs. Baum (Chairman), Henry, Lee, and Reding, and Ms. Frazier, all of whom are non-employee directors and all of whom, except Ms. Frazier, for purposes of the NYSE listing standards, are independent. The committee has overall responsibility for evaluation and approval of director and officer plans, policies, and programs. The committee reviews and approves corporate officers’ salaries; approves, prior to adoption, any officer, director, or management incentive, bonus, or stock plans or agreements; and administers such plans as required.

        Finance Committee.   The members of this committee are Messrs. Reding (Chairman), Johnson, Londoner, and Peebler, and Ms. Frazier. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans, and annual operating and capital budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, approves corporate investment portfolios, and capital expenditure requests by management within the limits established by the Board. In addition, the committee reviews pension plans and levels and types of benefits.

Meetings of the Board

        During fiscal 2004 the Board had four regularly scheduled meetings, as did the Audit, Compensation, Finance, and Nominating/Governance Committees. In addition to regularly scheduled meetings, the Board had two special meetings; the Audit Committee had five special meetings; and the Nominating/Governance Committee had one special meeting. All directors attended more than 75% of meetings of the full Board and the respective committees on which they served during fiscal 2004.

Compensation of the Board

        Employee directors receive no compensation for Board service. Non-employee directors receive a $40,000 annual retainer with an additional $10,000 annual retainer for committee chairpersons for their service. Under the Meredith Corporation Stock Plan for Non-Employee Directors, non-employee directors have the opportunity to receive either all or 50% of the annual retainer (including the chairperson retainer) in either restricted stock or stock equivalent units having a value equal to 105% of the amount of the annual retainer converted. Each new non-employee director receives 1,200 shares of restricted stock upon election to the Board. The restricted stock vests on the fifth anniversary of the date of the grant. During fiscal 2004, eight of ten non-employee directors elected to receive all or 50% of their retainer in restricted stock or stock equivalent units.

        As a further encouragement of directors’ ownership of the Company’s stock, each non-employee director receives an option to purchase 6,000 shares of Company common stock on the day following the Annual Meeting of Shareholders at an exercise price equal to the average of the high and low market prices on the date of the grant. The options become exercisable one-third per year over a three-year period beginning on the first anniversary of the grant date. The options expire on the tenth anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under the terms of a lease agreement regarding a King Air aircraft owned by Ms. Katherine C. Meredith, the Company has contracted to rent the aircraft at an hourly rate and to provide storage, crew, and other services to Ms. Meredith at negotiated rates. Under the terms of the agreement, during the fiscal year ended June 30, 2004, the charges assessed to the Company for its use of the King Air were approximately $107,000 and the charges assessed to Ms. Meredith for services provided by the Company for the aircraft were approximately $84,000.

        Members of the Meredith family are substantial shareholders of the Company. For information with respect to the stock ownership of the Meredith family, see the “Security Ownership of Certain Beneficial Owners and Management” table. Ms. D. Mell Meredith Frazier is a member of the Board of Directors of the Company. See “Nominees for Election as Class III Directors – Terms to Expire in 2007.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires that certain of the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding stock file reports of ownership and changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely upon a review of copies of forms submitted to the Company during and with respect to the most recent fiscal year and on written representations from the Company’s directors and officers, all Section 16(a) filing requirements were complied with during the fiscal year ended June 30, 2004.

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COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides a summary of compensation paid to Mr. Kerr and the other four most highly compensated executive officers of the Company (the “named executive officers”) for services rendered to the Company during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s) (1)(2)	Securities Underlying Awards (3)	All Other Compensation (4)

William T. Kerr	2004	$900,000	$2,250,000			350,000	$12,115
Chairman and Chief	2003	765,000	1,235,000	$77,788		150,000	12,860
Executive Officer (5)	2002	725,000	375,000	56,267		120,000	12,276
Kevin P. O’Brien	2004	$570,000	$1,689,943		$1,108	80,000	$9,144
President-Broadcasting	2003	545,000	1,425,177		168,488	40,000	11,354
Group (6)	2002	327,115	183,750	$209,870		130,000
Stephen M. Lacy	2004	$550,000	$700,000		$58,379	140,000	$10,078
President and Chief	2003	500,000	550,000		26,276	60,000	9,125
Operating Officer	2002	475,000	220,000		23,788	50,000	9,437
John H. Griffin, Jr.	2004	$490,384	$575,000	$26,864	$471,724	25,000	$216
President-Publishing	2003		175,000
Group (7)
John S. Zieser	2004	$440,000	$645,000		$45,988	60,000	$10,085
V.P.-Corporate	2003	370,000	475,000		7,597	25,000	9,030
Development, General	2002	350,000	140,000		3,959	22,500	8,655
Counsel & Secretary

(1)	Accumulated Restricted Stock:
	Shares	Aggregate Year-End Value ($)

William T. Kerr	*	*
Kevin P. O’Brien	4,036	$221,819
Stephen M. Lacy	3,983	218,906
John H. Griffin, Jr.	10,200	560,592
John S. Zieser	3,587	197,142
*On February 25, 1999, Mr. Kerr and the Company entered into an agreement whereby all of Mr. Kerr’s restricted stock (43,200 shares) was exchanged for an equal number of stock equivalent units.

Dividends are paid on reported restricted stock.

(2)	Generally, restricted stock awards vest five years after date of grant; however, the vesting of certain shares of restricted stock is also conditioned upon the continued holding of a corresponding number of shares of common stock.
(3)	During fiscal 2004, the named executive officers were granted an aggregate of 655,000 nonqualified stock options exercisable before August 12, 2013. 340,000 of these options vest on the third anniversary of the date of grant. The remainder of the options granted is tied to attaining specified earnings per share (EPS) goals for fiscal 2004 to fiscal 2006. Attaining these goals will result in the acceleration of the vesting for all or a portion of such options to August 2006. If the goals to accelerate the vesting of such options are not met, the options will vest in August 2011, subject to certain tenure qualifications.
(4)	This column discloses: (a) matching contributions made by the Company equal to 80% of the first 5% of the employee’s contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company, as follows: $8,200 for Messrs. Kerr, Lacy, and O’Brien; and $8,800 for Mr. Zieser; (b) the premiums paid on term life insurance in fiscal 2004 as follows: $3,915 for Mr. Kerr;

$1,080 for Mr. Lacy; $216 for Mr. Griffin; and $652 for Mr. Zieser; and (c) premiums paid for executive long-term disability as follows: $798 for Mr. Lacy; $944 for Mr. O’Brien; and $632 for Mr. Zieser.
(4)	Mr. Kerr elected to defer $1,000,000 of his fiscal 2004 bonus until 90 days after his retirement.
(5)	$539,943 of Mr. O’Brien’s bonus is contingent upon shareholder approval of the Meredith Corporation 2004 Stock Incentive Plan.
(6)	Mr. Griffin joined the Company on June 30, 2003. His 2003 bonus amount represents a one-time signing incentive payable on the first day of his employment with Meredith Corporation. Other annual compensation in fiscal 2004 represents amounts reimbursed by the Company for moving and relocation costs incurred by him in connection with joining the Company and related tax reimbursements.

Option Grants Table

        The following table sets forth certain information with respect to options to purchase shares of the Company’s common stock awarded during fiscal 2004 to the named executive officers. All options granted were nonqualified options. The option exercise price is equal to the fair market value of the Company’s common stock on the date of the grant.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Realizable Value at Assumed Annual Appreciation for Option Term (4)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($)	Expiration Date	5% ($)	10% ($)

William T. Kerr	175,000 (2) 175,000 (3)	13.01 13.01	46.16500 46.16500	August 12, 2013 August 12, 2013	5,080,761 5,080,761	12,875,646 12,875,646

Kevin P. O’Brien	40,000 (2) 40,000 (3)	2.98 2.98	46.16500 46.16500	August 12, 2013 August 12, 2013	1,161,317 1,161,317	2,943,005 2,943,005

Stephen M. Lacy	70,000 (2) 70,000 (3)	5.21 5.21	46.16500 46.16500	August 12, 2013 August 12, 2013	2,032,304 2,032,304	5,150,258 5,150,258

John H. Griffin, Jr.	25,000 (2)	1.86	46.16500	August 12, 2013	725,823	1,839,378

John S. Zieser	30,000 (2) 30,000 (3)	2.23 2.23	46.16500 46.16500	August 12, 2013 August 12, 2013	870,988 870,988	2,207,254 2,207,254

All Shareholders (5)					1,465,715,288	3,714,410,316

(1)	Total options granted to employees during the fiscal year were 1,344,700.
(2)	Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date. For a description of the vesting provisions of these options, please see “Long-term Incentive Program” on page 17 of this Proxy Statement.
(3)	Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date. For a description of the vesting provisions of these options, please see “Earnings Per Share (“EPS”) Program” on page 17 of this Proxy Statement.
(4)	As required by the rules of the SEC, the dollar amounts under these columns represent the hypothetical gain or “option spread” that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.
(5)	All shareholders are shown for comparison purposes only. The realizable value to all shareholders is the aggregate net gain, assuming a starting market price of $46.165 (the fair market value on August 13, 2003), and appreciation at assumed annual rates of 5% and 10% for a ten-year period.

Option Exercises and Year-End Value Table

        The following table sets forth, for each named executive officer, information on the status of all options granted to such officer as of June 30, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Kerr	105,000	$4,000,500	1,115,000	565,000	$30,162,272	$7,492,963
Kevin P. O’Brien			100,001	149,999	2,061,618	2,052,582
Stephen M. Lacy			176,734	226,666	3,517,359	2,978,362
John H. Griffin, Jr.				25,000		219,875
John S. Zieser			83,334	96,166	1,762,906	1,266,826

(1)	Calculated based on the difference between the exercise price and the fair market value on the date of exercise.
(2)	Calculated based on the fair market value of the Company’s common stock on June 30, 2004 ($54.96).

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to the Company’s common stock that may be issued under all equity compensation plans of the Company in existence as of June 30, 2004. All of the equity compensation plans for which information is included in the following table have been approved by shareholders. The following table does not include information with respect to the Meredith Corporation 2004 Stock Incentive Plan, which became effective August 11, 2004, subject to approval of the shareholders at the Annual Meeting.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	6,474,206	$34.86	1,607,171
Equity compensation plans not approved by shareholders	None	N/A	None
Total	6,474,206	$34.86	1,607,171

RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

        The Company maintains separate qualified defined benefit plans for its union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes annual contributions to the qualified plans to the extent permitted by the funding rules of the Internal Revenue Service.

        As of January 1, 2004, the latest date for which information is available, 329 employees participated in the bargaining unit defined benefit plan and 2,564 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion qualified plan in effect for the 2004 plan year would be as follows:

PENSION TABLE

Final Average Compensation	Years of Service

	10	15	20+

$400,000	$91,788	$137,681	$183,575
500,000	116,788	175,181	233,575
600,000	141,788	212,681	283,575
700,000	166,788	250,181	333,575
800,000	191,788	287,681	383,575
900,000	216,788	325,181	433,575
1,000,000	241,788	362,681	483,575
1,100,000	266,788	400,181	533,575
1,200,000	291,788	437,681	583,575
1,300,000	316,788	475,181	633,575
1,400,000	341,788	512,681	683,575
1,500,000	366,788	550,181	733,575
1,600,000	391,788	587,681	783,575
1,700,000	416,788	625,181	833,575
1,800,000	441,788	662,681	883,575
1,900,000	466,788	700,181	933,575
2,000,000	491,788	737,681	983,575
2,100,000	516,788	775,181	1,033,575
2,200,000	541,788	812,681	1,083,575
2,300,000	566,788	850,181	1,133,575
2,400,000	591,788	887,681	1,183,575
2,500,000	616,788	925,181	1,233,575
2,600,000	641,788	962,681	1,283,575

        As of January 1, 2004, the credited years of service for individuals listed in the compensation tables above are as follows: Mr. William T. Kerr, Chairman and Chief Executive Officer – 11 years; Mr. Stephen M. Lacy, President and Chief Operating Officer – 5 years; Mr. John H. Griffin, Jr., President-Publishing Group – 5 years; Mr. John S. Zieser, Vice President-Corporate Development, General Counsel & Secretary – 4 years; and Mr. Kevin P. O’Brien, President-Broadcasting Group – 1 year. For calendar year 2003, covered compensation for purposes of the supplemental pension plans including bonuses was $2,067,500 for Mr. Kerr; $1,075,000 for Mr. Lacy; $424,067 for Mr. Griffin; $880,000 for Mr. Zieser; and $1,982,677 for Mr. O’Brien. The compensation includes deferrals under the Deferred Compensation Plan, which are included as compensation under the Replacement and Supplemental Plans.

        The Company has entered into employment agreements with certain executives, all of which have been filed with the SEC as required. Those agreements are summarized below.

        The Company entered into an agreement effective February 1, 2001, with Mr. Kerr that provides for his employment through June 30, 2006, with automatic renewal for subsequent one-year terms. Mr. Kerr receives an annual base salary and an incentive bonus determined under the terms of the Company’s Management Incentive Plan (or successor thereto). In addition to participating in the Meredith Employees’ Retirement Income Plan, the Meredith Savings and Investment Plan, and the Company’s supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program (“MSRBP”) for the benefit of Mr. Kerr, which provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company’s pension plans and also provides for a death benefit related to the value of the accrued benefit under the MSRBP. The agreement also provides for certain payments in the event that Mr. Kerr’s employment is terminated during the term of the agreement. In the event of termination without cause, Mr. Kerr would receive his base salary plus target bonus through June 30, 2006, or a minimum of 12 months after the termination date.

        On May 11, 2004, the Company entered into a Consultancy Agreement and Amendment to Employment Agreement with Mr. Kerr that will provide the Company the benefit of Mr. Kerr’s services as a consultant for a period of three years following his retirement at an annual rate of no less than $300,000, plus the continuation of the perquisites, including health insurance coverage for himself and his spouse, at the same levels he had while serving as the Chief Executive Officer. The agreement also provides that Mr. Kerr will be nominated and, if elected, will serve as a director until the Annual Meeting of Shareholders in November 2009.

        On November 9, 2001, the Company entered into an agreement with Mr. O’Brien that provides for his employment through June 30, 2005. Mr. O’Brien receives an annual salary and an incentive bonus determined according to the terms of the Company’s Management Incentive Plan (or successor thereto). The agreement also provides for a special incentive payment to be paid annually based upon earnings before interest, tax, depreciation, and amortization (“EBITDA”) for the Broadcasting Group. The agreement also provides for certain payments in the event that Mr. O’Brien’s employment is terminated during the term of the agreement. In the event of termination without cause, Mr. O’Brien would receive his base salary through June 30, 2005, plus a proportion of any incentive plan bonus for the calendar year in which the termination occurs.

        Mr. Griffin entered into an employment agreement with the Company effective June 30, 2003, which provided for a base salary of $500,000 for fiscal 2004. Under the agreement, Mr. Griffin’s annual base salary and incentive bonus for subsequent years will be determined under applicable management performance programs administered by the Compensation Committee. In addition, Mr. Griffin is entitled to an annual payment of $75,000 in connection with his continuing employment with the Company. The agreement also provides for certain payments in the event that Mr. Griffin’s employment is terminated during the term of the agreement. In the event of termination without cause, Mr. Griffin would receive his base salary for a period of 12 months, which under certain conditions may be extended to 18 months, following such termination.

        Mr. Kerr and the other executive officers of the Company have all entered into severance agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to termination because of a change of control of the Company as defined in detail in the agreements. All agreements with the executive officers with respect to grants of nonqualified stock options under the 1996 Stock Incentive Plan (the “1996 Plan”) provide for the vesting of options in the event of a change of control in accordance with the terms of the 1996 Plan.

        Mr. Lacy entered into an amendment to his severance agreement on May 11, 2004, that provides that in the event he is not promoted to Chief Executive Officer of the Company by June 30, 2006, (the “Determination Date”) and thereafter voluntarily terminates his employment, the Company shall pay him the amount equal to his annual base salary and his target bonus and all equity awards previously granted to him shall immediately vest and run to term; provided that the Company can give written notice to extend the Determination Date by a period of up to an additional two years.

        All of the foregoing agreements are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

REPORT OF THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee reviews and approves the compensation of the Company’s officers. The committee administers various stock and other compensation-related plans provided for the benefit of the Company’s officers, directors, and other key managers, with the purpose of encouraging the participants to achieve the Company’s performance goals by aligning the interests of the participants with the interests of the Company’s shareholders. There are no Compensation Committee interlocks and no member of management sits on the committee. The committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

Compensation Philosophy

        The Company’s executive compensation philosophy has the following objectives:

(1)	To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;
(2)	To provide the opportunity to earn beyond competitive levels if superior operating performance and shareholder returns are achieved;
(3)	To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns;
(4)	To provide clear, controllable, and measurable objectives for the executives to meet; and
(5)	To attract, retain, and motivate top caliber executives in each market segment in which the Company competes.

        Pay for performance, which is directly linked to both short-term and long-term compensation, is the foundation of the compensation program for the Company’s Chief Executive Officer and other executive officers.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and to each of the named executive officers to $1,000,000 annually (“Covered Employees”). The committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the Chief Executive Officer and the other executive officers under Section 162(m). The committee has adopted or approved appropriate changes to the Company’s long-term and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the Chief Executive Officer and other executive officers that may not be deductible, if determined to be in the best interests of the Company and its shareholders.

Chief Executive Officer and Executive Officer Compensation Program Elements

        Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company’s compensation program strives to be competitive in relation to the market data available. The committee strives to establish Chief Executive Officer and other executive officer base salaries within the mid-range of the market survey data. Short-term and long-term incentive targets are set in the same manner. Compensation beyond the mid-range may be awarded from time to time based upon individual performance.

        Base Salary.   Salaries for the Chief Executive Officer and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the Chief Executive Officer and each executive officer is reviewed annually by the committee. Salary increases are based primarily on the annual merit reviews. The rates of increase are tied to both individual performance and general executive compensation trends.

        Mr. Kerr’s annual base salary was $900,000 for fiscal 2004. Mr. Kerr’s salary is within the mid-range of salaries for comparable positions as reported in the market survey data.

        Short-term Incentive Program.   The Company’s Management Incentive Plan provides the Chief Executive Officer and other executive officers with an annual incentive to attain established financial and overall performance targets. For fiscal 2004, at least 75% of the incentive awards to the Chief Executive Officer and 85% of all other executive officers serving at the beginning of the fiscal year were based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

        The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For fiscal 2004, the incentive payments for goal achievement for the Chief Executive Officer were set at 100% of base salary for achieving target and up to 250% of base salary for achieving performance above target. The incentive payments for the other executive officers ranged from 50 to 65% for achieving target and up to a range of 125 to 162.5% for achieving performance above target. The committee, at each of its quarterly meetings, reviewed the progress of the Chief Executive Officer and other executive officers toward meeting the quantitative goals established for the fiscal year.

        For fiscal 2004, the Company exceeded the target financial performance goals established by the committee at the beginning of the year for Mr. Kerr to receive his incentive award. Mr. Kerr received an incentive award of $2,250,000. Mr. Kerr elected to defer $1,000,000 of his award until 90 days after his retirement. The award was determined primarily by the fact that the Company significantly exceeded budgeted earnings and cash flow. Other factors considered by the committee in determining the award were the further strengthening of the Company’s core businesses and the Company’s continued record of delivering strong shareholder return.

        For fiscal 2004, the named executive officers received incentive awards in the amounts set forth in the Summary Compensation Table, above. For such officers (other than operating group presidents), the awards were based on the Company surpassing financial targets for earnings per share and cash flow and in recognition of the achievement of qualitative goals. For the operating group presidents, the awards were based on the relevant groups achieving or surpassing their respective financial targets for earnings and cash flow, the Company surpassing financial targets for earnings, and in recognition of the achievement of qualitative goals.

        Long-term Incentive Program.   In fiscal 2004, the committee utilized the grant of nonqualified stock options, under the 1996 Plan, to the executive officers in the implementation of its long-term incentive program. These nonqualified stock options become exercisable on the third anniversary of the grant date and will expire on the tenth anniversary of the date of grant. All options granted become exercisable in the event of the grantee’s termination of employment due to death, disability, retirement, or a “change of control” as defined in the 1996 Plan. Unless the grantee’s employment with the Company is terminated for reasons other than death, disability, or retirement, the grantee may exercise all exercisable stock options until the date of expiration. In accordance with the 1996 Plan, all options granted during fiscal 2004 carry an exercise price at the fair market value on the date of grant.

        Earnings Per Share (“EPS”) Program.  During fiscal 2004, the committee established the EPS program by granting nonqualified stock options under the 1996 Plan to provide an incentive to the executive officers and other key employees to achieve an annualized EPS growth rate of 15% from the 2002-2003 fiscal year to the 2005-2006 fiscal year. On August 12, 2003, Mr. Kerr was granted 175,000 EPS options at an exercise price of $46.165 per share and the other named executive officers were granted an aggregate total of 140,000 EPS options at $46.165 under the EPS program. The EPS options will become exercisable in August 2011. The vesting of the EPS options will accelerate to August 12, 2006, for a graduated number of options beginning with the achievement of at least an annualized EPS growth of 9% up to 100% of the number granted if the annualized EPS growth equals or exceeds 15%.

        The Meredith Executive Stock Ownership Program.   A stock ownership program has been designed by the committee utilizing the 1996 Plan. The purpose of the program is to encourage increased Company stock holdings by executives. Target levels of individual stock holdings are established for the participants in the program at one and one-half to two times each participant’s base pay. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock up to the established target since the last day of the prior year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The committee believes this program provides further incentives to the participants to focus on long-term Company performance and shareholder value. Because Mr. Kerr has met his target ownership, he did not receive any shares of restricted stock under this program during fiscal 2004. The other named executive officers received an aggregate total of 3,927 shares of restricted stock under this program during fiscal 2004.

Other Compensation

        The Chief Executive Officer and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

Peer Group Selection and Comparative Analysis

        The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has, in good faith, selected a Peer Group of ten media and television broadcast companies for the purpose of preparing the shareholder performance graph set forth under “Comparison of Shareholder Return.” Recognizing that there are no other companies that have the exact combination of businesses as the Company, the companies selected for the Peer Group have multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

        Many of the companies selected for the Peer Group are larger and/or engaged in businesses other than the Company’s core businesses. Consequently, for the purposes of compensation comparisons, the Company and the committee have chosen to use broader media and general industry survey information that includes information on members of the Peer Group. The committee has attempted to maintain the total compensation for the Chief Executive Officer and other executive officers at a level close to the mid-range of the surveyed groups.

Conclusion

        The committee believes that the Company’s executive compensation programs effectively tie executive pay to the performance of the Company and to shareholder value.

Herbert M. Baum, Chairman
D. Mell Meredith Frazier
Frederick B. Henry
Robert E. Lee
Nicholas L. Reding

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company’s financial reporting process through periodic meetings with the Company’s independent auditor (hereinafter, “registered public accounting firm”), internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

        We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2004 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

        We have discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that, in its professional judgment, may reasonably be thought to bear upon independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based upon the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2004 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Philip A. Marineau, Chairman
Mary Sue Coleman
Joel W. Johnson
David J. Londoner
Charles D. Peebler, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending June 30, 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

        The following table sets forth information regarding fees for professional services rendered by KPMG LLP with respect to fiscal 2004 and 2003.

	2004	2003

Audit Fees (1)	$439,000	$410,300
Audit-Related Fees (2)	70,300	53,217
Tax Fees (3)	209,183	167,959
All Other Fees (4)	1,350	11,600

Total Fees	$719,833	$643,076

(1)	Includes fees for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2004, and June 30, 2003, respectively, and the review of the Company’s quarterly financial statements during such fiscal years.
(2)	Consists of the fees for audits of financial statements of certain employee benefit plans and assistance in the interpretation and implementation of accounting standards and regulations.
(3)	Consists of fees for tax services provided to the Company, including principally the review of tax returns and interpretive advice concerning tax laws, as well as tax services provided on behalf of officers and directors.
(4)	Consists of fees for access to KPMG’s Internet Accounting Research web site in fiscal 2004 and services regarding compliance with an Australian joint venture contract in fiscal 2003.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by KPMG LLP during the Company’s most recent fiscal year are compatible with maintaining the independence of such registered public accounting firm.

        At its May 14, 2003, meeting, the Audit Committee adopted policies and procedures for the approval and preapproval of the audit, audit-related, tax, and all other services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general preapproval, it will require specific preapproval by the Audit Committee. Any proposed services exceeding preapproved cost levels will require specific preapproval by the Audit Committee. The Audit Committee will annually review and preapprove the services that may be provided by the independent registered public accounting firm without obtaining specific preapproval from the Audit Committee. The Audit Committee will revise the list of general preapproved services from time to time, based upon subsequent determinations. The Audit Committee does not delegate its responsibilities to preapprove services performed by the independent registered public accounting firm to management. The Audit Committee preapproved all audit, audit-related, and permitted non-audit services by KPMG LLP in fiscal 2004.

COMPARISON OF SHAREHOLDER RETURN

        The following graph compares the performance of the Company’s common stock during the period July 1, 1999, to June 30, 2004, with the S&P 500 Index and with a Peer Group of ten companies engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

        The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities, and financial sectors and is weighted by market capitalization. The Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following: Belo Corp.; Gannett Co., Inc.; Hearst-Argyle Television, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The New York Times Company; The Reader’s Digest Association, Inc.; The E.W. Scripps Company; Tribune Company; and The Washington Post Company.

        The graph depicts the results for investing $100 in the Company’s common stock, the S&P 500 Index, and the Peer Group at closing prices on June 30, 1999. It assumes that dividends were reinvested.

	1999	2000	2001	2002	2003	2004

Meredith	$100	98	106	114	132	166
S&P 500	$100	107	91	75	75	90
Peer Group	$100	92	104	112	119	133

PROPOSAL TO APPROVE THE MEREDITH CORPORATION
2004 STOCK INCENTIVE PLAN

        On August 11, 2004, the Board of Directors adopted the Meredith Corporation 2004 Stock Incentive Plan (the “Plan”), subject to shareholder approval. THE FOLLOWING SUMMARY OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN AS SET FORTH IN EXHIBIT B TO THIS PROXY STATEMENT. THE PLAN WILL BECOME EFFECTIVE ONLY UPON APPROVAL BY A MAJORITY OF THE VOTES ENTITLED TO BE CAST REPRESENTED BY SHARES PRESENT IN PERSON OR BY PROXY, A QUORUM BEING PRESENT, VOTING ON THIS PROPOSAL AT THE ANNUAL MEETING OF SHAREHOLDERS.

        Purpose of the Plan.   The stated purpose of the Plan is to establish a program of incentives for officers, key employees, and directors of the Company which will (a) stimulate, recognize, and reward the contribution of those persons to the achievement of long-range corporate goals, (b) provide flexibility to the Company in its ability to motivate, attract, and retain the services of those persons possessing a high level of managerial ability and experience upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent, and (c) to align the interests of those persons with those of the Company’s shareholders.

        Shares Subject to Plan.   No more than 3,000,000 shares of common stock, $1.00 par value per share, of the Company may be granted under the Plan. These 3,000,000 shares of common stock may be either authorized but unissued or reacquired shares. The shares authorized hereunder are in addition to shares previously reserved under the Company’s 1992 and 1996 Stock Incentive Plans. The number of shares reserved for issuance will be adjusted upon a merger, reorganization, recapitalization, stock dividend, or other change in the corporate structure of the Company affecting the common stock. The maximum number of options or stock appreciation shares, in the aggregate, that may be awarded to a participant during any annual period is 500,000 shares. The maximum number of shares, in the aggregate, that may be awarded to any participant as restricted stock, restricted stock units, stock equivalent units, or performance shares in any annual period is 200,000 shares.

        Administration.   The Plan provides for administration by a committee of the Board consisting of two or more directors who qualify as non-employee directors. The Plan will be administered by the Compensation Committee of the Board. Among the powers granted to the committee are the authority to interpret the Plan; establish rules and regulations for its operation; select persons to receive awards; determine the size and types of awards; and determine the terms and conditions of such awards. Subject to certain conditions, the committee also has the power to amend the terms and conditions of any outstanding award.

        Eligibility and Selection of Participants.   All key employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to participate in this Plan. The selection of participants from eligible employees is within the discretion of the committee. The estimated number of persons who are eligible to participate in the Plan at this time is 125.

        Awards under the Plan.   In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the Plan. Accordingly, the Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, stock equivalent units, performance shares, and performance cash awards. The committee shall determine the nature and amount of each award.

        Stock Options.   The Plan authorizes the committee to grant incentive stock options, nonqualified stock options, or a combination thereof to purchase common stock. Subject to the limitations on the number of options that may be granted under the Plan, the committee shall determine for each option its duration, the terms and conditions to which the exercise of the option is subject, the number of shares that may be purchased, and the purchase price per share upon exercise of the option. The purchase price per share may not be less than 100% of the fair market value of such share on the date the option is granted, and no option may be exercised later than the tenth anniversary date of its grant.

        The option price upon exercise may be paid in full either: (a) in cash or its equivalent; (b) by tender of previously acquired shares; (c) by a certification of ownership of such previously-acquired shares; (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to the Company; or (e) such other methods of payment as the committee deems appropriate. In no event shall the committee cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.

        Stock Appreciation Rights (SARs).   The Plan authorizes the committee to grant SARs in relation to a specific stock option (the “Related Option”) granted under the Plan or independently of a stock option. Each SAR with a Related Option entitles a participant to payment equal to the excess of the fair market value of a share of common stock on the exercise date of the SAR over the option price of the Related Option. An independent SAR entitles the participant to payment equal to the excess of the fair market value of a share of common stock on the exercise date of the SAR over the fair market value on the date of the grant. Payment of the SAR shall be in cash or common stock as set forth in the award.

Each SAR grant will be subject to the terms and conditions the committee may impose, but no SAR may be exercised later than the tenth anniversary date of its grant. In no event shall the committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR. The committee also may, in its sole discretion, substitute SARs which can be settled only in stock for outstanding stock options, at any time when the Company is subject to Fair Value Accounting in accordance with the Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 123.

        Restricted Stock, Restricted Stock Units, and Stock Equivalent Units.    The Plan authorizes the committee to grant awards in the form of restricted stock, restricted stock units, or stock equivalent units. The committee may award or sell shares of restricted stock to participants subject to such terms, conditions, restrictions, and/or limitations, if any, as the committee deems appropriate, subject to the limitations on the number of shares of restricted stock that may be granted under the Plan.

        Restricted stock units and stock equivalent units provide participants the right to receive shares of common stock at a future date subject to such terms and conditions as the committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of the units, forfeiture of the units upon termination of the participant’s employment or service as a director within specified periods, and the attainment of performance goals.

        Performance Shares.   The Plan authorizes the committee to grant performance shares to participants subject to such terms and conditions as the committee deems appropriate. Performance shares may be earned in whole or in part if certain goals established by the committee are achieved over a period of time designated by the committee.

        Performance Cash Awards.   The Board of Directors intends for the Company’s existing Management Incentive Plan to be replaced with the performance cash awards provision of the Plan. The committee may designate the participants to whom cash incentives based on performance (“performance cash awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award. Each performance cash award shall entitle the participant to a payment in cash upon the attainment of one or more performance goals and other terms and conditions specified by the committee. Performance cash awards may include, without limitation, special long-term incentive plans or other incentive programs based upon performance contained in employment agreements between a participant and the Company, including employment agreements entered into prior to the date set forth in Section 21 of the Plan. Notwithstanding the satisfaction of any performance goals, the amount to be paid under a performance cash award may be adjusted by the committee on the basis of such further consideration as the committee, in its sole discretion, shall determine. However, the committee may not, in any event, increase the amount earned under a performance cash award upon satisfaction of any performance goal by any participant who is either the Chief Executive Officer or one of the named executive officers (“Covered Employee”) and the maximum amount earned under such an award by a Covered Employee in any fiscal year may not exceed $7,500,000. The committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a performance cash award.

        Performance Goals.   Awards of restricted stock, restricted stock units, performance shares, and performance cash awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity, or stockholders’ equity; return on invested capital; market share; or total return to stockholders (“performance criteria”). Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report to Shareholders.

        Million Dollar Tax Deduction Limit (Section 162(m) of the Internal Revenue Code).    Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and to each of the named executive officers to $1,000,000 annually. The committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the Chief Executive Officer and the other executive officers under Section 162(m), but reserves the right to provide for compensation to the Chief Executive Officer and other executive officers that may not be deductible, if determined to be in the best interests of the Company and its shareholders. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that benefits in the form of stock options, SARs, performance shares, and performance cash awards under the Plan constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. It is intended that the disclosures set forth above with respect to (i) the business criteria (set forth under “Performance Goals” on which performance cash awards are payable under the Plan), (ii) individuals eligible to receive compensation under the Plan, and (iii) the maximum amounts of compensation payable under the Plan will satisfy the requirements of Section 162(m) of the Internal Revenue Code, assuming shareholder approval of the Plan is obtained.

        Other Terms of Awards.   No awards granted under the Plan shall be transferable, other than by will or the laws of descent and distribution. Further, all options and SARs granted to a participant under the Plan shall be exercisable during the participant’s lifetime only by such participant. The committee, at the time of granting an award, shall determine what effect the death, disability, retirement, or other termination of employment will have on the ability of the participant to exercise or retain the benefits of such award. Notwithstanding the foregoing, the committee, in its discretion, may permit the transferability of any award under the Plan to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions imposed by the committee. The exercise price of any award granted under the Plan may not be “repriced” or reduced after the date it is granted, and no award may be canceled for the purpose of granting a new award at a lower exercise price, without shareholder approval.

        No Shareholder Rights.   No participant who receives an option shall have the right of a shareholder of the Company until such participant actually acquires shares of common stock upon the exercise of an option.

        Change of Control.   Immediately upon a change of control of the Company (as defined in the Plan), all outstanding stock option and stock appreciation rights will become exercisable; all restrictions on restricted stock, restricted stock units, and stock equivalent units will lapse; and all performance shares will be delivered as if the performance goals had been met.

        Duration of Plan, Amendment, and Termination.   The Plan will continue until all shares subject to the Plan have been purchased or acquired. No award may be granted on or after September 30, 2014. The Board may amend the Plan from time to time or terminate the Plan; however, no amendment may be made without shareholder approval, if such approval is required by law, regulation, or stock exchange rule.

        Federal Tax Treatment.   Under current U.S. federal tax law, the following are the income tax consequences generally arising with respect to awards under the Plan.

        A participant who is granted an incentive stock option will not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company will not be entitled to any deduction at the time of grant or at the time of exercise. However, the appreciation in value of the stock subject to an incentive stock option will be included in alternative minimum taxable income in the year of exercise. If the participant makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant and one year from the date of exercise, any gain realized on a subsequent disposition of the shares will be treated as long-term capital gain. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the participant does not hold the shares for the required periods, the participant will recognize ordinary income for the year in which the disposition occurs in the amount (if any) by which the lesser of the fair market value of such shares on the date of the exercise of the option or the amount realized from the sale exceeds the option price and the Company will be entitled to a corresponding deduction.

        A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the option price and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction.

        The grant of a SAR will produce no tax consequences for the participant or the Company. The exercise of a SAR will result in taxable income to the participant, equal to the amount of cash paid to the participant or the fair market value of the shares delivered, as the case may be, and a corresponding deduction to the Company.

        A participant who has been granted an award of restricted shares of common stock or restricted stock units will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

        A participant who has been granted an award of stock equivalent units will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. When the stock equivalent units are converted to common stock, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the units. The Company will be entitled to a corresponding tax deduction.

        A participant who has been granted an award of performance shares of common stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. The participant will recognize taxable income in an amount equal to the fair market value of any shares received by the participant upon achievement of the performance goals. The Company will be entitled to a corresponding tax deduction.

        Other Information.   As the administration of the Plan involves discretionary choices by the committee, awards to be granted under the Plan in fiscal 2005 are not now determinable. However, $540,000 of Mr. O’Brien’s bonus for fiscal 2004 has been made contingent upon shareholder approval of the Plan. If shareholder approval of the Plan is not obtained, Mr. O’Brien’s bonus for fiscal 2004 will be $1,150,000. Awards granted under the Company’s predecessor plan in fiscal 2004 are disclosed under the heading “Compensation of Executive Officers” elsewhere in this Proxy Statement.

        As of September 9, 2004, the closing price per share of the Company’s common stock was $51.80.

        Recommendation of the Board of Directors.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEREDITH CORPORATION 2004 STOCK INCENTIVE PLAN, AND ALL PROXIES WILL BE VOTED IN FAVOR OF THE PLAN UNLESS A CONTRARY SPECIFICATION IS MADE BY THE SHAREHOLDER.

SHAREHOLDER PROPOSALS

        Any shareholder wishing to include a proposal in the Company’s Proxy Statement and form of proxy for the 2005 Annual Meeting of Shareholders must submit the proposal so that it is received by the Company no later than May 30, 2005. The proposal should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

        Pursuant to the Company’s Bylaws, any shareholder wishing to bring a proposal before the 2005 Annual Meeting of Shareholders (but whose proposal will not be included in the Company’s Proxy Statement) must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting. For 2005, such proposal must be received not earlier than the close of business on July 11, 2005, and not later than the close of business on August 10, 2005, and otherwise comply with the requirements of the Bylaws. If the date of the 2005 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2004 Annual Meeting, different deadlines will apply.

        Pursuant to the Company’s Bylaws, any shareholder wishing to propose a nominee for the Board of Directors must deliver written notice of such proposed nominee to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. For 2005, written notice of such proposed nominee must be received not earlier than the close of business on July 11, 2005, and not later than the close of business on August 10, 2005, and otherwise comply with the requirements of the Bylaws. If the date of the 2005 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2004 Annual Meeting, different deadlines will apply.

FURTHER BUSINESS

        Except as described in this Proxy Statement, management knows of no other business intended to be presented at the meeting, but, if any other business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment, using the discretionary authority granted in the proxies.

JOHN S. ZIESER
Vice President – Corporate Development,
General Counsel and Secretary

Des Moines, Iowa
September 27, 2004

EXHIBIT A

MEREDITH CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating/Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
4.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.
6.	Review and discuss quarterly reports from the independent auditors on:
(a)	All critical accounting policies and practices to be used.
(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
7.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done in advance of publication and generally (e.g., consisting of discussing the types of information to be disclosed and the types of presentations to be made).
8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
9.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
11.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

12.	Review and evaluate the lead partner of the independent auditor team.

13.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
14.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
15.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.
16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Review the appointment and replacement of the senior internal auditing executive.
18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.
19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. Approve the internal audit plan for the upcoming year.

Compliance Oversight Responsibilities

20.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
21.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
23.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
24.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT B

MEREDITH CORPORATION
2004 STOCK INCENTIVE PLAN

        1.  PURPOSE. The purpose of the Meredith Corporation 2004 Stock Incentive Plan (the “Plan”) is to establish a program of incentives for officers, key employees, and directors of Meredith Corporation (the “Company”) which will (a) stimulate, recognize, and reward the contribution of those persons to achievement of long-range corporate goals, (b) provide flexibility to the Company in its ability to motivate, attract, and retain the services of those persons possessing a high level of managerial ability and experience upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, and (c) align the personal interests of those persons with those of the Company’s stockholders.

        2.  ADMINISTRATION. The Plan will be administered by a committee (the “Committee”) of the Board of Directors of the Company, consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

        (a)  the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

        (b)  the New York Stock Exchange may establish pursuant to its rule-making authority; and

        (c)  the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

        The Committee shall have full power to select individuals to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and participants, and their estates and beneficiaries. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or who are reasonably expected to be “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers.

        3.  RESERVED SHARES. Subject to adjustment as provided in Section 12 herein, no more than three million (3,000,000) shares of Common Stock of the Company may be issued under the Plan. All of these shares may be either authorized but unissued or reacquired shares. If any award granted under this Plan terminates, expires, or lapses prior to exercise for any reason, or if shares are issued under the Plan and reacquired by the Company, any shares subject to such award or any reacquired shares shall be available for the grant of a new award under the Plan. Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a stock appreciation right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan, any shares retained by the Company pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All of the Plan shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of option or stock appreciation shares which may be awarded to any participant during any annual period during the term of the Plan is five hundred thousand (500,000) shares in the aggregate. The maximum number of shares which may be awarded to any participant during any annual period during the term of the Plan as restricted stock, restricted stock units, or performance shares is two hundred thousand (200,000) shares in the aggregate. The shares authorized hereunder are in addition to shares previously reserved under the Company’s 1992 and 1996 Stock Incentive Plans (the “Prior Plans”). Any shares of Common Stock reserved under the Prior Plans in excess of the number of shares as to which options or other benefits were granted prior to the date of the adoption of this Plan by the Board of Directors, plus any shares as to which options or other benefits granted under the Prior Plans may lapse, expire, or terminate after such date, shall be available for issuance in connection with awards under this Plan.

        4.  ELIGIBILITY. All key employees of the Company and its subsidiaries and all non-employee directors of the Company shall be eligible to participate in this Plan.

        5.  TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance cash awards.

        6.  STOCK OPTIONS. Stock options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an incentive stock option within the meaning of Section 422 of the Code. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price upon exercise of any option shall be payable to the Company in full either (a) in cash or its equivalent; (b) by tendering previously acquired shares having a fair market value at the time of exercise equal to the option price; (c) by a certification of ownership of such previously-acquired shares; (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to the Company; or (e) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.

        7.  STOCK APPRECIATION RIGHTS. Stock appreciation rights (“SARs”) may be granted to participants at any time as determined by the Committee. A SAR may be granted in tandem with a stock option granted under this Plan or on a free-standing basis. The Committee also may, in its sole discretion, substitute SARs which can be settled only in stock for outstanding stock options, at any time when the Company is subject to Fair Value Accounting in accordance with Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 123. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of the Company’s Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee, in its sole discretion, determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the stock option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, as determined by the Committee at the time of grant, except in the case of a substitute SAR which may be made only in stock. In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR.

        8.  RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND STOCK EQUIVALENT UNITS. The Committee may award or sell shares of restricted stock to participants subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of shares, rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods, and the attainment of performance goals. Each participant who has been awarded or purchases shares of restricted stock shall have such rights of a stockholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive dividends paid on such shares. Any dividends or distributions paid in shares of Common Stock with respect to restricted stock shall be subject to the same restrictions and terms and conditions as the shares of restricted stock with respect to which they are paid.

        Restricted stock units and stock equivalent units provide the participant the right to receive shares of Common Stock at a future date subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of the units, forfeiture of the units upon termination of the participant’s employment or service as a director within specified periods, and the attainment of performance goals. Each participant who has been awarded restricted stock units or stock equivalent units shall have no rights of a stockholder with respect to the shares subject to the units until shares are actually issued to the participant at the end of the deferral period. The Committee may, in its discretion, include the right to receive dividend equivalents in connection with such restricted stock units or stock equivalent units.

        The Committee may, with the consent of the holder, convert any outstanding shares of restricted stock into restricted stock units or stock equivalent units.

        9.  PERFORMANCE SHARES. The Committee may award performance shares to participants subject to such terms and conditions as the Committee determines appropriate. Performance shares may be earned in whole or in part if one or more performance goals are achieved over a period of time designated by the Committee.

        Notwithstanding satisfaction of any performance goals, the number of shares issued under a performance share award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a performance share award.

        10.  PERFORMANCE CASH AWARDS. The Committee may designate the participants to whom cash incentives based on performance (“performance cash awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award. Each performance cash award shall entitle the participant to a payment in cash upon the attainment of one or more performance goals and other terms and conditions specified by the Committee. Performance cash awards may include, without limitation, special long-term incentive plans or other incentive programs based upon performance contained in employment agreements between a participant and the Company, including employment agreements entered into prior to the date set forth in Section 21 hereof. The provisions of Sections 10 and 11 are intended to replace the Company’s existing Management Incentive Plan.

        Notwithstanding the satisfaction of any performance goals, the amount to be paid under a performance cash award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the amount earned under a performance cash award upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned under such an award by a Covered Employee in any fiscal year may not exceed $7,500,000. The Committee may, in its discretion, substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a performance cash award.

        11.  PERFORMANCE GOALS. Awards of restricted stock, restricted stock units, performance shares, and performance cash awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s Common Stock; return on net assets, equity, or stockholders’ equity; return on invested capital; market share; or total return to stockholders (“performance criteria”). Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance criteria shall be calculated in accordance with the

Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report to Shareholders.

        12.  CHANGE IN CONTROL. Immediately upon a change in control of the Company, all outstanding stock options and stock appreciation rights shall become exercisable, all restrictions on restricted stock and restricted stock units shall lapse, and all performance awards shall be paid or delivered as if the performance goals had been fully achieved. For purposes hereof, a change in control of the Company shall be deemed to have occurred on the first to occur of any of the following dates:

        (a)  on the date of the consummation of:

        (i)  any consolidation, merger, or similar corporate transaction involving the Company or any of its subsidiaries or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Common Stock and Class B Stock immediately prior to such Business Combination beneficially own, directly or indirectly, at least a majority of the then-outstanding ownership in and voting power of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership prior to such Business Combination of the Common Stock and Class B Stock, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

        (ii)  any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

        (iii)  any plan or proposal for the liquidation or dissolution of the Company; or

        (b)  on the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the “1934 Act”), other than the Company’s Savings and Investment Plan or similar successor plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the outstanding voting power of the Company except as a result of actions beyond the control of such person, including, without limitation, as a result of a shift in voting power of the Company as a result of the conversion by other persons of their Class B Stock into Common Stock; or

        (c)  on the date, during any period of twenty-four (24) consecutive months on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of each new director comprising the majority was approved by a vote of at least a 2/3 majority of the Directors still in office who were Directors at the beginning of the period.

Notwithstanding anything to the contrary contained herein, no change in control shall be deemed to have occurred for the purpose of this Plan by virtue of any combination or agreement among shareholders of the Company who are descendants of E.T. Meredith, the founder of the Company, or trusts for the benefit of such persons.

        13.  ADJUSTMENT PROVISIONS. Except as provided below with respect to mergers, consolidations, or combination of the Company with or into another corporation, in the event of any stock dividend, stock split, recapitalization, share combination, spin-off, sale of all or substantially all of the assets, extraordinary dividend, reorganization, or other change in corporate structure of the Company affecting the Common Stock, such equitable adjustment shall be made in the number and class of shares which may be delivered under the Plan (including the limits on stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares), and in the number and class of and/or price of shares subject to outstanding stock options, stock appreciation rights, or other awards so that the aggregate consideration payable to the Company and the value of each option, stock appreciation right, or other awards shall not be changed. Adjustments may include the substitution of other property, including other securities, for the stock covered by outstanding awards and the assumption or replacement with new awards of awards held by participants terminating employment as a result of a spin-off or divestiture.

        In the case of any merger, consolidation, or combination of the Company with or into another corporation which results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash, or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, in its discretion, for each share of Common Stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company will be entitled pursuant to the transaction.

        14.  NONTRANSFERABILITY. No awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all options and stock appreciation rights granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant. Notwithstanding the foregoing, the Committee may, at its discretion, permit a participant to transfer a grant or award to members of his/her immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

        15.  FAIR MARKET VALUE. The fair market value of the Company’s Common Stock at any time shall be determined in such manner as the Committee may deem appropriate, or as required by applicable law or regulation.

        16.  TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction.

        The Committee may, in its discretion, and subject to such rules as it may adopt, permit a participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or stock appreciation right or receipt of performance shares or shares subject to restricted stock units, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount to be withheld.

        17.  INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        18.  OTHER PROVISIONS.

        (a)  The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

        (b)  In the event any benefit under this Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation, or accounting rules and to meet the objectives and purpose of the Plan and the Committee may, in its discretion, establish one or more sub-plans to reflect such amended or varied provisions.

        (c)  The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

        19.  DURATION, AMENDMENT, AND TERMINATION. No stock option or other benefit shall be granted after September 30, 2014; provided, however, that the terms and conditions applicable to any option or benefit granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein.

        The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall be made without stockholder approval, if such approval is required by law, regulation, or stock exchange rule.

        20.  SUCCESSOR. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        21.  STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on August 11, 2004, subject to stockholder approval.

ANNUAL MEETING OF SHAREHOLDERS
Monday, November 8, 2004
10:00 A.M.
1716 Locust Street
Des Moines, Iowa 50309-3023

MEREDITH CORPORATION 1716 Locust Street Des Moines, Iowa 50309-3023	Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR and ROBERT E. LEE, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith Corporation to be held at 1716 Locust Street, Des Moines, IA 50309-3023 on Monday, November 8, 2004, at 10:00 A.M., local time, and any adjournment thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

The tabulator cannot vote your shares unless you vote in accordance with the instructions provided.

REQUEST FOR VOTING INSTRUCTIONS

Meredith Corporation Employee Stock Purchase Plan of 2002 and
Meredith Savings and Investment Plan
Voting Instructions to Trustee of Meredith Corporation Employee Stock Purchase Plan of 2002
and to Trustee of Meredith Savings and Investment Plan

As a participant in the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan trustee(s) as to the voting of certain shares of Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted discretionarily by the trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

See Reverse Side

There are three ways to vote your proxy.	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 P.M. (CT) on November 5, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions provided.

VOTE BY INTERNET — http://www.eproxy.com/mdp/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 P.M. (CT) on November 5, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Meredith Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card

\/  Please detach here  \/

The Board of Directors recommends a vote FOR Items 1 and 2

1.	To elect four Class III directors for terms expiring in 2007, as provided in the Bylaws of the Company:	Nominees:	01 Mary Sue Coleman 02 D. Mell Meredith Frazier 03 Joel W. Johnson 04 Stephen M. Lacy	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided.)

2.	To consider and act upon a proposal of the Board of Directors to approve the Meredith Corporation 2004 Stock Incentive Plan.	[ ] For [ ] Against [ ] Abstain

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box   [   ]   Indicate changes below:

Date ___________________________________________ 2004

Signature(s) in box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF SHAREHOLDERS
Monday, November 8, 2004
10:00 A.M.
1716 Locust Street
Des Moines, Iowa 50309-3023

MEREDITH CORPORATION 1716 Locust Street Des Moines, Iowa 50309-3023	Class B Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION

The undersigned hereby appoints WILLIAM T. KERR and ROBERT E. LEE, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meredith Corporation to be held at 1716 Locust Street, Des Moines, IA 50309-3023 on Monday, November 8, 2004, at 10:00 A.M., local time, and any adjournment thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

The tabulator cannot vote your shares unless you vote in accordance with the instructions provided.

REQUEST FOR VOTING INSTRUCTIONS

Meredith Corporation Employee Stock Purchase Plan of 2002 and
Meredith Savings and Investment Plan
Voting Instructions to Trustee of Meredith Corporation Employee Stock Purchase Plan of 2002
and to Trustee of Meredith Savings and Investment Plan

As a participant in the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan trustee(s) as to the voting of certain shares of Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage-paid envelope. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted discretionarily by the trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

See Reverse Side

There are three ways to vote your proxy.	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 P.M. (CT) on November 5, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions provided.

VOTE BY INTERNET — http://www.eproxy.com/mdp/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 P.M. (CT) on November 5, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Meredith Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card

\/  Please detach here  \/

The Board of Directors recommends a vote FOR Items 1 and 2

1.	To elect four Class III directors for terms expiring in 2007, as provided in the Bylaws of the Company:	Nominees:	01 Mary Sue Coleman 02 D. Mell Meredith Frazier 03 Joel W. Johnson 04 Stephen M. Lacy	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided.)

2.	To consider and act upon a proposal of the Board of Directors to approve the Meredith Corporation 2004 Stock Incentive Plan.	[ ] For [ ] Against [ ] Abstain

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box   [   ]   Indicate changes below:

Date ___________________________________________ 2004

Signature(s) in box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.